                                                                   EXHIBIT 10.16

                              INDEMNITY AGREEMENT


          THIS AGREEMENT is made and entered into this ____ day of _____, 2001 and effective as of April 12, 2001, by and between Openwave Systems Inc., a Delaware corporation and its subsidiaries (collectively, the "Corporation"), and _________________ ("Agent").

                                    RECITALS

          WHEREAS, Agent performs a valuable service to the Corporation in his/her capacity as a director, officer or other fiduciary of an affiliate of the Corporation;

          WHEREAS, the current By-laws and Amended and Restated Certificate of Incorporation (collectively, the "Charter Documents") require the Corporation to indemnify and advance expenses to its directors and officers to the full extent permitted by the Delaware General Corporation Law, as amended (as applicable, the "Code") and the Agent intends to continue serving as a director or officer of the Corporation in part in reliance on such Charter Documents and Code;

          WHEREAS, the Charter Documents and the Code, by their non-exclusive nature, permit contracts between the Corporation and its agents, officers, employees and other agents with respect to indemnification of such persons; and

          WHEREAS, in order to induce Agent to continue to serve the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

          NOW, THEREFORE, in consideration of Agent's continued service to the Corporation, the parties hereto agree as follows:

                                   AGREEMENT

          1. SERVICES TO THE CORPORATION. Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Charter Documents or the charter documents of such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

          2.  INDEMNITY OF AGENT.

          (a) The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Charter Documents and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Charter Documents or the Code permitted prior to adoption of such amendment).

          (b) Notwithstanding the foregoing, (i) the obligations of the Corporation under Section 2(a) shall be subject to the condition that the Reviewing Party (as defined below) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 11(a) hereof is involved) that Agent would not be permitted to be indemnified under applicable law, and (ii) the obligation of the Corporation to make an advance pursuant to Section 8 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Agent would not be permitted to be so indemnified under applicable law, the Corporation shall be entitled to be reimbursed by Agent (who hereby agrees to reimburse the Corporation) for all such amounts theretofore paid; provided, however, that if Agent has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Agent should be indemnified under applicable law, any determination made by the Reviewing Party that Agent would not be permitted to be indemnified under applicable law shall not be binding and Agent shall not be required to reimburse the Corporation for any advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control (as defined below), the Reviewing Party shall be selected by the Board of Directors, and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Corporation's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 11(a) hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Agent substantively would not be permitted to be indemnified in whole or in part under applicable law, Agent shall have the right to commence litigation in any court in the State of Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Corporation hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Corporation and Agent.

          "Reviewing Party" shall mean any appropriate person or body consisting of a member or members of the Corporation's Board of Directors or any other person or body appointed by the Board who is not a party to the particular claim for which Agent is seeking indemnification, or Independent Legal Counsel.

          3. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Sections 4 and 7 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

          (a) against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Agent is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

          (b) otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of the Code and the Charter Documents.

          4.  LIMITATIONS ON ADDITIONAL INDEMNITY.  No indemnity pursuant to
Section 3 hereof shall be paid by the Corporation:

          (a) on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and amendments thereto or similar provisions of any federal, state or local statutory law;

          (b) on account of Agent's conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

          (c) on account of Agent's conduct that constituted a breach of Agent's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

          (d) for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

          (e) if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

          (f) in connection with any proceeding (or part thereof) initiated by Agent, or any proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.

          5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Agent was serving in the capacity referred to herein.

          6. PARTIAL INDEMNIFICATION. Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Agent becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

          7. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Agent of notice of the commencement of any action, suit or proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Agent notifies the Corporation of the commencement thereof:

          (a) the Corporation will be entitled to participate therein at its own expense;

          (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any legal or other expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Agent's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

          (c) the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent's written consent, which may be given or withheld in Agent's sole discretion.

          8. EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Agent in connection with such proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Charter Documents, the Code or otherwise.

          9. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within twenty
(20) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 hereof. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise.

          10. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be surrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

          11.  CHANGE IN CONTROL AND ESTABLISHMENT OF TRUST.

          (a) The Corporation agrees that if there is a Change in Control (as defined below) of the Corporation (other than a Change in Control which has been approved by a majority of the Corporation's Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of Agent to indemnity payments and advances under this Agreement or any other agreement or Corporation By-law now or hereafter in effect relating to claims, the Corporation shall seek legal advice only from Independent Legal Counsel (as defined below) selected by Agent and approved by the Corporation (which approval shall not be unreasonably withheld). Such counsel, among other things, shall render its written opinion to the Corporation and Agent as to whether and to what extent the Agent would be permitted to be indemnified under applicable law. The Corporation agrees to pay the reasonable fees of the Independent Legal Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Change in Control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned directly or indirectly by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Corporation representing 20% or more of the total voting power represented by the Corporation's then outstanding securities of the Corporation that generally vote in the election of directors, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation and any new director whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (collectively, the "Incumbent Directors"), cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the securities of the Corporation that generally vote in the election of directors of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into such types of securities of the surviving entity) at least 80% of the total voting power represented by the such types of securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of (in one transaction or a series of transactions) all or substantially all the Corporation's assets. "Independent Legal Counsel" shall mean an attorney or firm of attorneys, selected in accordance with the provisions of this section, who shall not have otherwise performed services for the Corporation or Agent within the last five years (other than with respect to matters concerning the rights of Agent under this Agreement, or of other indemnitees under similar indemnity agreements).

          (b) In the event of a Potential Change in Control (as defined below), the Corporation shall, upon written request by Agent, create a trust for the benefit of Agent and from time to time upon written request of Agent shall fund such trust in an amount sufficient to satisfy any and all expenses reasonably anticipated at the time of each such request to be incurred in connection with investigating, preparing for and defending any claim, and any and all judgments, fines, penalties and settlement amounts of any and all claims from time to time actually paid or claimed, reasonably anticipated or proposed to be paid, provided that in no event shall more than $500,000 be required to be deposited in any trust created hereunder in excess of amounts deposited in respect of reasonably anticipated expenses, and provided further that in no event shall more than $25,000,000 in the aggregate be required to be deposited in any such trust and any such trusts created pursuant to similar indemnification agreements to which the

          Company is a party. The amount or amounts to be deposited in the trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party, in any case in which the Independent Legal Counsel referred to above is involved. The terms of the trust shall provide that upon a Change in Control (i) the trust shall not be revoked or the principal thereof invaded, without the written consent of the Agent, (ii) the trustee shall advance, within two business days of a request by the Agent, any and all expenses to the Agent (and the Agent hereby agrees to reimburse the trust under the circumstances under which the Agent would be required to reimburse the Corporation under Section 2(b) of this Agreement), (iii) the trust shall continue to be funded by the Corporation in accordance with the funding obligation set forth above, (iv) the trustee shall promptly pay to Agent all amounts for which Agent shall be entitled to indemnification pursuant to this Agreement or otherwise, and (v) all unexpended funds in such trust shall revert to the Corporation upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Agent has been fully indemnified under the terms of this Agreement. The trustee shall be chosen by Agent. Nothing in this Section 11 shall relieve the Corporation of any of its obligations under this Agreement. Potential Change in Control shall be deemed to have occurred if (i) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control; (iii) any person, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, who is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 9.5% or more of the combined voting power of the Corporation's then outstanding securities that generally vote in the election of directors, increases his beneficial ownership of such securities by five percentage points (5%) or more over the percentage so owned by such person; or (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred. Notwithstanding anything to the contrary set forth herein, in the event of a request by Agent to create a trust under this Section 11(b), the Corporation shall not be obligated to establish such trust if at least a majority of the Incumbent Directors in office at that time, and prior to the consummation of a Change in Control, determine that the creation of such trust would not be in the best interests of the Corporation.

          12. NON-EXCLUSIVITY OF RIGHTS. The rights of Agent hereunder shall be in addition to any other rights Agent may have under the Corporation's By-laws or the Code or otherwise. To the extent that a change in the Code (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Corporation 's By-laws and this Agreement, it is the intent of the parties hereto that Agent shall enjoy by this Agreement the greater benefits so afforded by such change.

          13.  SURVIVAL OF RIGHTS.

          (a) The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent's heirs, executors and administrators.

          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

          14. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Charter Documents, the Code or any other applicable law.

          15. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether Agent is entitled to be indemnified hereunder the burden of proof shall be on the Corporation to establish that Agent is not so entitled.

          16. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Agent, Agent's spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Corporation shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

          17. ENTIRE AGREEMENT; EFFECTIVENESS. This Agreement contains the entire agreement of the parties hereto, and supersedes any and all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

          18. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

          19. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

          20. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement.

          21. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

          22. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed, (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid, (iii) upon the first business day after the date on which such communication was sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) upon delivery by facsimile, with receipt confirmed, addressed as follows:

          (a) If to Agent, at the address indicated on the signature page hereof.

          (b) If to the Corporation, to

              Openwave Systems Inc.
              1400 Seaport Boulevard
              Redwood City, California 94063
              Attention:  General Counsel
              Fax: (650) 480-4315

or to such other address as may have been furnished to Agent by the Corporation.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                       OPENWAVE SYSTEMS INC.



                                       By:
                                          -------------------------------------
                                       Name:  Alan J. Black
                                       Title: Senior Vice President, Corporate
                                       Affairs and Chief Financial Officer


                                       AGENT



                                       By:
                                          --------------------------------------
                                       Print Name:
                                                   -----------------------------

                                       Address:
                                                --------------------------------

                                                --------------------------------

                                                --------------------------------
                                       Fax:
                                                --------------------------------